                                                                    EXHIBIT 4(c)

                          PURCHASE PAYMENT ACCUMULATION
                       OPTIONAL DEATH BENEFIT ENDORSEMENT

This Endorsement is made a part of, and subject to, the other terms and conditions of the Certificate to which it is attached.

This Endorsement modifies the AMOUNT OF DEATH BENEFIT under the DEATH OF PARTICIPANT BEFORE THE ANNUITY DATE and is effective on the Certificate Date.

The following are added under the DEFINITIONS section of the Certificate:

        CONTINUATION DATE

        The Date on which We receive, in Our Service Center: (a) the Spousal Beneficiary's written request to continue the Certificate in force, and
        (b) Due Proof of Death of the Participant. If We receive (a) and (b) on different dates, the Continuation Date will be the later date.

        CONTINUATION YEAR

        A year starting from the Continuation Date in one calendar year and ending on the day preceding the anniversary of such date in the succeeding calendar year.

        NET PURCHASE PAYMENT

        The sum of all Purchase Payments, reduced proportionately on the date of each partial withdrawal by the percentage at which the Certificate Value is reduced by such withdrawal (including any fees or charges applicable to the withdrawal).

        SPOUSAL BENEFICIARY

        The Participant's spouse who: (a) is designated as the primary Beneficiary; (b) is age 80 or younger at the time of the Participant's death; and (c) elects to continue the Certificate as the Participant.

AMOUNT OF DEATH BENEFIT

If You are age 80 or younger on the Certificate Date, and You die prior to the Annuity Date, the amount of the Death Benefit will be determined based upon the Death Benefit option You selected on the Participant Enrollment Form. Once a Death Benefit option is selected it cannot be changed or terminated. However, Your Spousal Beneficiary can terminate this benefit on the Continuation Date.

PURCHASE PAYMENT ACCUMULATION OPTIONAL DEATH BENEFIT CHARGE

On an annual basis, this charge equals [.25%] of Your average daily ending value of the assets attributable to the Accumulation Units of the Subaccount(s) to which the Certificate is allocated. We deduct this charge daily. This charge is in addition to the charges in Your Certificate.


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

PURCHASE PAYMENT ACCUMULATION OPTIONAL DEATH BENEFIT

As of the date We receive Due Proof of Death, the Death Benefit will be the greater of:

(a)     The Certificate Value; or

(b) Purchase Payment(s) reduced for any partial withdrawals (and any fees or charges applicable to such withdrawals), in the same proportion that the Certificate Value was reduced on the date of such withdrawal, compounded at [5%] interest up to the earlier of Your attainment of age 80 or the date of death, plus any Purchase Payment(s) reduced for any partial withdrawals (and any fees or charges applicable to such withdrawals) in the same proportion that the Certificate Value was reduced on the date of such withdrawal recorded after the date of death. This benefit will not exceed two times the Net Purchase Payment(s).

DEATH BENEFIT ENHANCEMENT BEFORE THE CONTINUATION DATE

Earnings, for purposes of calculating the Death Benefit Enhancement amount, equal the amount by which Your Certificate Value exceeds Net Purchase Payment(s) as of the date of Your death. If You have earnings as defined above in Your Certificate at the time We receive Your Due Proof of Death, We will add any applicable Death Benefit Enhancement to the amount of Your Death Benefit. The Percentage of Earnings that will be added to Your Death Benefit as a Death Benefit Enhancement depends on how long Your Certificate was in force prior to the date of Your death. This benefit is in addition to the Purchase Payment Accumulation Death Benefit. The Death Benefit Enhancement terminates upon the Latest Annuity Date.

                              DEATH BENEFIT ENHANCEMENT
         -------------------------------------------------------------------
                                          Percentage         Maximum Benefit
         Number of Years Elapsed*         of Earnings          Percentage
         ------------------------         -----------        ---------------
                   [0-4]                    [0-100%]             [0-100]
                   [5-9]                   [0-100%*]            [0-100*]
                   [10+]                   [0-100%*]            [0-100*]

        [*Does not apply on Spousal Continuation if Spousal Beneficiary is age 70 or older on the Continuation Date.]

For purposes of determining any Death Benefit Enhancement payable upon Your death, the following items in the Death Benefit Enhancement table are described as follows:

        NUMBER OF YEARS ELAPSED is the number of full Certificate Years from the Certificate Date to the date of Your death.

        PERCENTAGE OF EARNINGS is a percentage applied to the earnings in Your Certificate from the Certificate Date to the date of Your death.

        MAXIMUM BENEFIT PERCENTAGE is a percentage that when applied to the Net Purchase Payment(s) defines the maximum amount of the Death Benefit Enhancement. Net Purchase Payments received by Us after the [0-10th] Certificate Anniversary, must remain in Your Certificate for at least [0-12 full months] to be included in the calculation of the maximum amount of the Death Benefit Enhancement.

DEATH BENEFIT ENHANCEMENT AFTER THE CONTINUATION DATE

Upon receipt of Due Proof of Death of the Spousal Beneficiary, We will add any applicable Death Benefit Enhancement to the amount of the Spousal Beneficiary's Death Benefit.

For purposes of determining any Death Benefit Enhancement amount payable upon the Spousal Beneficiary's death, the following items in the Death Benefit Enhancement table are described as follows:

        NUMBER OF YEARS ELAPSED is the number of full Continuation Years from the Continuation Date to the date of death of the Spousal Beneficiary.

        PERCENTAGE OF EARNINGS is a percentage applied to the earnings in the Certificate from the Continuation Date to the Spousal Beneficiary's date of death. For purposes of this calculation, earnings are defined as (a) minus (b) where:

               (a) is the Certificate Value on the Spousal Beneficiary's date of death; and

               (b) is the sum of the Certificate Value on the Continuation Date
                   (including any amount added to the Certificate Value by Us), and any Net Purchase Payment(s) received on or after the Continuation Date.

        MAXIMUM BENEFIT PERCENTAGE is a percentage, that when applied to the sum of (a) plus (b) below, defines the maximum amount of the Death Benefit Enhancement, where:

           (a) is the Certificate Value on the Continuation Date (including any amount added to the Certificate Value by Us on the Continuation
               Date), reduced proportionately on the date of each partial withdrawal occurring on or after the Continuation Date, by the percentage at which the Certificate Value is reduced by such withdrawal (including any fees or charges applicable to the withdrawal) on that date;

           (b) is any Net Purchase Payment(s) made on or after the Continuation Date until the Spousal Beneficiary's date of death. Purchase Payments received by Us after [0-10] Continuation Years, must remain in Your Certificate for at least [0-12 full months] to be included in the calculation of the maximum amount of the Death Benefit Enhancement.

Signed for the Company to be effective on the Certificate Date.

ANCHOR NATIONAL LIFE INSURANCE COMPANY



     /s/ CHRISTINE A. NIXON                          /s/ JAY S. WINTROB
------------------------------------          ----------------------------------
        Christine A. Nixon                              Jay S. Wintrob
            Secretary                                      President

                                                                    EXHIBIT 4(c)

                          PURCHASE PAYMENT ACCUMULATION
                       OPTIONAL DEATH BENEFIT ENDORSEMENT

This Endorsement is made a part of, and subject to, the other terms and conditions of the Contract to which it is attached.

This Endorsement modifies the AMOUNT OF DEATH BENEFIT under the DEATH OF OWNER BEFORE THE ANNUITY DATE and is effective on the Contract Date.

The following are added under the DEFINITIONS section of the Contract:

        CONTINUATION DATE

        The Date on which We receive, in Our Service Center: (a) the Spousal Beneficiary's written request to continue the Contract in force, and (b) Due Proof of Death of the Owner. If We receive (a) and (b) on different dates, the Continuation Date will be the later date.

        CONTINUATION YEAR

        A year starting from the Continuation Date in one calendar year and ending on the day preceding the anniversary of such date in the succeeding calendar year.

        NET PURCHASE PAYMENT

        The sum of all Purchase Payments, reduced proportionately on the date of each partial withdrawal by the percentage at which the Contract Value is reduced by such withdrawal (including any fees or charges applicable to the withdrawal).

        SPOUSAL BENEFICIARY

        The Owner's spouse who: (a) is designated as the primary Beneficiary;
        (b) is age 80 or younger at the time of the Owner's death; and (c) elects to continue the Contract as the Owner.

AMOUNT OF DEATH BENEFIT

If You are age 80 or younger on the Contract Date, and You die prior to the Annuity Date, the amount of the Death Benefit will be determined based upon the Death Benefit option You selected on the Application Form. Once a Death Benefit option is selected it cannot be changed or terminated. However, Your Spousal Beneficiary can terminate this benefit on the Continuation Date.

PURCHASE PAYMENT ACCUMULATION OPTIONAL DEATH BENEFIT CHARGE

On an annual basis, this charge equals [.25%] of Your average daily ending value of the assets attributable to the Accumulation Units of the Subaccount(s) to which the Contract is allocated. We deduct this charge daily. This charge is in addition to the charges in Your Contract.

PURCHASE PAYMENT ACCUMULATION OPTIONAL DEATH BENEFIT

As of the date We receive Due Proof of Death, the Death Benefit will be the greater of:

(a)     The Contract Value; or

(b) Purchase Payment(s) reduced for any partial withdrawals (and any fees or charges applicable to such withdrawals), in the same proportion that the Contract Value was reduced on the date of such withdrawal, compounded at [5%] interest up to the earlier of Your attainment of age 80 or the date of death, plus any Purchase Payment(s) reduced for any partial withdrawals (and any fees or charges applicable to such withdrawals) in the same proportion that the Contract Value was reduced on the date of such withdrawal recorded after the date of death. This benefit will not exceed two times the Net Purchase Payment(s).

DEATH BENEFIT ENHANCEMENT BEFORE THE CONTINUATION DATE

Earnings, for purposes of calculating the Death Benefit Enhancement amount, equal the amount by which Your Contract Value exceeds Net Purchase Payment(s) as of the date of Your death. If You have earnings as defined above in Your Contract at the time We receive Your Due Proof of Death, We will add any applicable Death Benefit Enhancement to the amount of Your Death Benefit. The Percentage of Earnings that will be added to Your Death Benefit as a Death Benefit Enhancement depends on how long Your Contract was in force prior to the date of Your death. This benefit is in addition to the Purchase Payment Accumulation Death Benefit. The Death Benefit Enhancement terminates upon the Latest Annuity Date.

                              DEATH BENEFIT ENHANCEMENT
         -------------------------------------------------------------------
                                          Percentage         Maximum Benefit
         Number of Years Elapsed*         of Earnings          Percentage
         ------------------------         -----------        ---------------
                   [0-4]                    [0-100%]             [0-100]
                   [5-9]                   [0-100%*]            [0-100*]
                   [10+]                   [0-100%*]            [0-100*]


     [*Does not apply on Spousal Continuation if Spousal Beneficiary is age
                     70 or older on the Continuation Date.]

For purposes of determining any Death Benefit Enhancement payable upon Your death, the following items in the Death Benefit Enhancement table are described as follows:

        NUMBER OF YEARS ELAPSED is the number of full Contract Years from the Contract Date to the date of Your death.

        PERCENTAGE OF EARNINGS is a percentage applied to the earnings in Your Contract from the Contract Date to the date of Your death.

        MAXIMUM BENEFIT PERCENTAGE is a percentage that when applied to the Net Purchase Payment(s) defines the maximum amount of the Death Benefit Enhancement. Net Purchase Payments received by Us after the [0-10th] Contract Anniversary, must remain in Your Contract for at least [0-12 full months] to be included in the calculation of the maximum amount of the Death Benefit Enhancement.

DEATH BENEFIT ENHANCEMENT AFTER THE CONTINUATION DATE

Upon receipt of Due Proof of Death of the Spousal Beneficiary, We will add any applicable Death Benefit Enhancement to the amount of the Spousal Beneficiary's Death Benefit.

For purposes of determining any Death Benefit Enhancement amount payable upon the Spousal Beneficiary's death, the following items in the Death Benefit Enhancement table are described as follows:

        NUMBER OF YEARS ELAPSED is the number of full Continuation Years from the Continuation Date to the date of death of the Spousal Beneficiary.

        PERCENTAGE OF EARNINGS is a percentage applied to the earnings in the Contract from the Continuation Date to the Spousal Beneficiary's date of death. For purposes of this calculation, earnings are defined as (a) minus (b) where:

               (a) is the Contract Value on the Spousal Beneficiary's date of death; and

               (b) is the sum of the Contract Value on the Continuation Date
                   (including any amount added to the Contract Value by Us), and any Net Purchase Payment(s) received on or after the Continuation Date.

        MAXIMUM BENEFIT PERCENTAGE is a percentage, that when applied to the sum of (a) plus (b) below, defines the maximum amount of the Death Benefit Enhancement, where:

           (a) is the Contract Value on the Continuation Date (including any amount added to the Contract Value by Us on the Continuation
               Date), reduced proportionately on the date of each partial withdrawal occurring on or after the Continuation Date, by the percentage at which the Contract Value is reduced by such withdrawal (including any fees or charges applicable to the withdrawal) on that date;

           (b) is any Net Purchase Payment(s) made on or after the Continuation Date until the Spousal Beneficiary's date of death. Purchase Payments received by Us after [0-10] Continuation Years, must remain in Your Contract for at least [0-12 full months] to be included in the calculation of the maximum amount of the Death Benefit Enhancement.

Signed for the Company to be effective on the Contract Date.

ANCHOR NATIONAL LIFE INSURANCE COMPANY



     /s/ CHRISTINE A. NIXON                          /s/ JAY S. WINTROB
------------------------------------          ----------------------------------
        Christine A. Nixon                              Jay S. Wintrob
            Secretary                                      President